     As filed with the Securities and Exchange Commission on August 28, 1997
                                                   Registration No. 333-______
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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                -----------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                -----------------------

                                  CIRCON CORPORATION
                  (Exact name of issuer as specified in its charter)

             DELAWARE                              94-3079004
   (State or other jurisdiction of              (I.R.S. Employer
   incorporation or organization)               Identification No.)

                               6500 HOLLISTER AVENUE
                        SANTA BARBARA, CALIFORNIA  93117-3019
                                    (805) 685-5100
                       (Address of principal executive offices)

                                -----------------------

                               1993 STOCK OPTION PLAN
                           1995 DIRECTORS STOCK OPTION PLAN

                               (Full title of the plans)

                                -----------------------

                                   RICHARD A. AUHLL
                                      PRESIDENT
                                  CIRCON CORPORATION
                                6500 HOLLISTER AVENUE
                        SANTA BARBARA, CALIFORNIA  93117-3019
                                    (805) 685-5100
              (Name, address and telephone number of agent for service)

                                -----------------------

                                       Copy to:
                                 Robert B. Jack, Esq.
                        Wilson Sonsini Goodrich & Rosati, P.C.
                                  650 Page Mill Road
                             Palo Alto, California 94304

                                -----------------------

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
                           CALCULATION OF REGISTRATION FEE

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                                                   Proposed Maximum    Proposed Maximum
Title of Securities to be        Amount to be       Offering Price         Aggregate           Amount of
Registered                        Registered         Per Share(1)       Offering Price(1)    Registration Fee
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
Common Stock

1993 Stock Option Plan             1,000,000            $ 15.63            $ 15,625,000         $ 4,734.85

1995 Directors Stock Option Plan     200,000            $ 15.63            $  3,125,000         $   946.97
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

(1) Estimated in accordance with Rule 457(h) solely for the purpose of computing the amount of the registration fee based on the prices of the Company's Common Stock as reported on the Nasdaq National Market on August 26, 1997.






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


                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     Circon Corporation (the "Company") hereby incorporates by reference in this registration statement the following documents:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996.

     (b) The Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997.

     (c) Any description of any securities of the Company which is contained in any registration statement filed under Section 12 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") including any amendment or report filed for the purpose of updating any such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Delaware law authorizes a court to award, or a corporation's Board of Directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

          The Bylaws of the Company provide that: (i) the Company is required to indemnify its officers and directors to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the Company is required to advance expenses to its officers and directors as incurred, provided that they undertake to repay the amount advanced if it is ultimately determined that they are not entitled to indemnification; (iii) an officer or director may bring suit against the Company if a claim for indemnification is not timely paid; (iv) the Company is authorized to enter into indemnification agreements with its officers, directors and employees; and (v) the Company may not retroactively amend the Bylaw provision in a way which is adverse to its officers or directors or former officers or directors.

     The Company has entered into indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and officers under Delaware law and the Bylaws. The indemnification agreements provide that directors and officers will be indemnified to the fullest possible extent permitted by law against all expenses (including attorney's fees) and settlement amounts paid or incurred by them in an action or proceeding, including any action by or in the right of the Company, arising out of such persons's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which such person provides services at the request of the Company. The Company will not be obligated pursuant to the indemnification agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims initiated by the indemnified party and not by way of defense, except with respect to proceedings specifically authorized by the Board of Directors or brought to enforce a right to indemnification under the indemnification agreements, the Company's Bylaws or any statute or law. Under the indemnification agreements, the Company is not obligated to indemnify the indemnified party (i) for any expenses incurred by the indemnified party with respect to any proceeding instituted by the indemnified party to enforce or interpret the indemnification agreement, if a court or competent jurisdiction determines that each of the material assertions made by the indemnified party in such proceeding was not made in good faith or was frivolous; (ii) for any amounts paid in settlement of a proceeding unless the Company consents to such settlement; (iii) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and related laws; or (iv) if a final decision by a court having jurisdiction in the matter shall determine that such indemnifications is not lawful.

     The Company carries Directors' and Officers' Liability and Corporate Reimbursement Insurance.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

        5.1  Opinion of counsel as to legality of securities being registered

        23.1 Consent of Independent Auditors

        23.2 Consent of Counsel (contained in Exhibit 5.1)

        24.1 Power of Attorney

ITEM 9. UNDERTAKINGS

        (a)  RULE 415 OFFERING   The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 (Section 239.13 of this chapter) or Form S-8 (Section 239.16(b) of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  FILING INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  REQUEST FOR ACCELERATION OF EFFECTIVE DATE OR FILING OF
          REGISTRATION STATEMENT ON FORM S-8

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on August 19, 1997.

                              CIRCON CORPORATION


                              By:  /s/
                                   -------------------------------------
                                   RICHARD A. AUHLL
                                   President

                                    EXHIBIT INDEX
                                                                  Sequentially
Exhibit                                                           Numbered
Number                                                            Page

5.1  Opinion of counsel as to legality of securities
     being registered                                                   [    ]

23.1 Consent of Independent Auditors                                    [    ]

23.2 Consent of Counsel (contained in Exhibit 5.1)                      [    ]

24.1 Power of Attorney                                                  [    ]